Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 27, 2017 with respect to the consolidated financial statements of Advanced Inhalation Therapies (AIT) Ltd. included in Amendment No. 1 to the Registration Statement Form S-1 No. 333-216287 and related prospectus of AIT Therapeutics Inc.

Tel Aviv, Israel May 1, 2017